Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

MARKETING AGENT AGREEMENT

THIS AGREEMENT is made and entered into as of this 22nd day of October, 2025 (“Effective Date”), by and between each entity listed on Appendix I hereto, separately and not jointly (each, individually, a “Trust”), and Foreside Fund Services, LLC, a Delaware limited liability company (“Foreside”).

WHEREAS, the Trust, which is sponsored by the Grayscale Investments Sponsors, LLC (the “Sponsor”), is a statutory trust organized under the laws of the State of Delaware;

WHEREAS, the Trust has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement for the Trust under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Trust intends to create and redeem shares of beneficial interest in the Trust (the “Shares”) only in creation unit aggregations (“Creation Unit”) on a continuous basis, and list the Shares on one or more national securities exchanges;

WHEREAS, the Sponsor desires to retain Foreside to provide certain services in connection with the offering of the Shares (as amended from time to time);

WHEREAS, Foreside is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Sponsor desires to retain Foreside to provide certain services to the Trust;

and

WHEREAS, Foreside is willing to provide certain services to the Trust on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.
Services.

Foreside agrees to serve as the marketing agent of the Trust on the terms and for the period set forth in this Agreement.

2.
Definitions.

Wherever they are used herein, the following terms have the following respective meanings:

“Prospectus” means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act as such Prospectus and

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

Statement of Additional Information may be amended or supplemented and filed with the SEC from time to time;

“Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act, as such registration statement is amended by any amendments thereto at the time in effect;

All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.
Duties of Foreside
a)
Foreside shall use commercially reasonable efforts to provide the following services to the Trust:

(i)
at the request of the Sponsor, Foreside shall assist the Sponsor with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Units of the Trust;

(ii)
maintain copies of confirmations of Creation Unit creation and redemption order acceptances and promptly produce such copies upon reasonable request from the Sponsor;

(iii)
make available copies of the Prospectus to Authorized Participants who have purchased Creation Units in accordance with the Authorized Participant Agreements;
(iv)
maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent;

(v)
review and approve, prior to use, all marketing materials submitted to Foreside for review by the Sponsor (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and file all such Marketing Materials required to be filed with FINRA. Foreside agrees to furnish to the Sponsor any comments provided by FINRA with respect to such materials;

(vi)
fulfill all direct requests by Authorized Participants for Prospectuses;

(vii)
work with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent. The Sponsor acknowledges that Foreside shall not be obligated to approve any certain number of orders for Creation Units; and

b)
The services furnished by Foreside hereunder are not to be deemed exclusive and Foreside shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

4.
Duties of the Sponsor

a)
The Sponsor agrees to create, issue, and redeem Creation Units of the Trust in accordance with the procedures described in the Prospectus and any relevant policies and procedures adopted by the Sponsor or the Trust or its service providers that are applicable to the services provided by Foreside. Upon reasonable notice to Foreside, and in accordance with the procedures described in the Prospectus, the Sponsor reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.

b)
The Sponsor shall deliver to Foreside copies of the following documents:
(i)
the then current Prospectus for the Trust;
(ii)
any relevant policies and procedures adopted by the Sponsor or the Trust or its service providers that are applicable to the services provided by Foreside; and
(iii)
any other documents, materials, or information that Foreside shall reasonably request to enable it to perform its duties pursuant to this Agreement.
c)
The Sponsor shall thereafter deliver to Foreside as soon as is reasonably practical any and all amendments to the documents required to be delivered under this Section.

d)
The Sponsor shall arrange to provide the listing exchanges with copies of Prospectuses, Statements of Additional Information, and product descriptions that are required to be provided by the Trust to purchasers in the secondary market.

e)
The Sponsor will make it known that Prospectuses and Statements of Additional Information and product descriptions are available by making sure such disclosures are in all marketing and advertising materials prepared by the Sponsor.

5.
Representations, Warranties and Covenants of the Sponsor.

A.
The Sponsor hereby represents and warrants to Foreside, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)
it is duly organized and in good standing under the laws of its jurisdiction of organization;

(ii)
this Agreement has been duly authorized, executed and delivered by the Sponsor and, when executed and delivered, will constitute a valid and legally binding obligation of the Sponsor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)
it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;

(iv)
the Trust’s Registration Statement and the Trust’s Prospectus, and sales and promotional literature have been or will be prepared, in all material respects, in

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

conformity with the requirements of the 1933 Act and SEC rules and regulations thereunder;

(vii)
the Trust’s Registration Statement (including its statement of additional information) and Prospectus do not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to Foreside pursuant to this Agreement shall be true and correct in all material respects;
(viii)
all sales or promotional literature shall contain all statements required to be stated therein in accordance with the 1933 Act and SEC rules and regulations; and do not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ix)
all necessary approvals, authorizations, consents, or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Trust in connection with the issuance and sale of the Shares, including registration of the Shares under the 1933 Act, and any necessary qualification under the securities or blue-sky laws of the various jurisdictions in which the Shares are being offered.

B.
The Sponsor shall fully cooperate in the efforts of Foreside in the provision of the services. In addition, the Sponsor shall keep Foreside informed of its material affairs as they relate to the Trust and shall provide to Foreside from time-to-time copies of information that Foreside may reasonably request for use in connection with the provision of the Services.

6.
Representations, Warranties and Covenants of Foreside.

A.
Foreside hereby represents and warrants to the Sponsor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:
(i)
it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)
this Agreement has been duly authorized, executed and delivered by Foreside and, when executed and delivered, will constitute a valid and legally binding obligation of Foreside, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(iii)
it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

7.
Compensation.

As compensation for the services performed by Foreside under this Agreement, Sponsor shall pay to Foreside the fees and expenses set forth in Exhibit A hereto (as amended from time to time).

8.
Indemnification.

a)
The Sponsor shall indemnify, defend and hold Foreside, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled Foreside within the meaning of Section 15 of the 1933 Act (collectively, the “Foreside Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Foreside Indemnitee may incur arising out of or relating to, (i) the Sponsor’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) the Sponsor’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Sponsor’s obligation to indemnify any of the Foreside Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by Foreside to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.

b)
Foreside shall indemnify, defend and hold the Sponsor, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Sponsor within the meaning of Section 15 of the 1933 Act (collectively, the “Sponsor Indemnitees”), free and harmless from and against any and all Losses that any Sponsor Indemnitee may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) Foreside’s breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (ii) Foreside’s failure to comply in all material respects with any applicable laws, rules, or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Sponsor (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Sponsor by Foreside, in writing, for use in such Prospectus, sales literature and advertising materials or other information filed or made public by the Sponsor.
c)
In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

of bad faith, gross negligence, or willful misconduct in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party promptly notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

d)
Failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnifying party agrees to notify the indemnified party as promptly as reasonably practicable of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.

e)
No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 7(a) or 7(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

9.
Limitations on Damages.

Neither Party shall be liable for any consequential, special, or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

10.
Force Majeure.

Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities, and the other Party shall have no right to terminate this Agreement in such circumstances.

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

11.
Duration and Termination.

a)
This Agreement shall become effective as of the date first set forth above. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, upon written notice this Agreement will be automatically continued in effect for successive one-year periods.

b)
Notwithstanding the foregoing, this Agreement may be terminated with respect to one or more Trusts, without the payment of any penalty, upon no less than: (i) 30 days’ written notice by the Sponsor; or (ii) 90 days’ written notice by Foreside.

12.
Confidentiality.

During the term of this Agreement, Foreside and the Sponsor may have access to non-public confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means all information, whether written, visual oral or electronic, that may be disclosed or made available by a party. Confidential Information includes non-public or proprietary information that may be financial information, proposals and presentations, reports, forecasts, inventions, improvements, and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except (i) as required in the course of this Agreement,

(ii) as provided by the other party, or (iii) as required by applicable law, rule, or regulation or (iv) in response to (A) a routine self-regulatory examination or (B) a request for information directed at the receiving party.

13.
Notice

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

(i) To Foreside:
[***]
With a copy to Sponsor:
[***]

13.
Modifications. The terms of this Agreement shall not be waived, altered, modified, amended, or supplemented in any manner whatsoever except by a written instrument signed by Foreside and the Sponsor.

14.
Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

15.
Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the Parties’ representatives, successors, heirs, and permitted assigns, as applicable. A change in control shall not be construed to be an assignment.

17.
Survival. The provisions of Sections 8, 9, 10, 12, 14, 17, 18 and 20 of this Agreement shall survive any termination of this Agreement.

18.
Anti-Money Laundering. Foreside and Sponsor both represent and warrant to the other that it has, and shall maintain, an anti-money laundering program (“AML Program”) that, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records.

19.
Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall be construed as if drafted jointly by both Foreside and the Sponsor and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document. Nothing herein contained shall prevent Foreside from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

20.
Liability of Sponsor. It is expressly understood and agreed by Foreside that:

(a)
nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and

21.
Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereto, and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

[SIGNATURE PAGE FOLLOWS]

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

FORESIDE FUND SERVICES, LLC

By: /s/ Teresa Cowan

Teresa Cowan, President

GRAYSCALE INVESTMENTS SPONSORS, LLC, FOR AND ON BEHALF OF EACH ENTITY LISTED ON APPENDIX I

By: GRAYSCALE INVESTMENTS SPONSORS, LLC

By: /s/ Craig Salm

Craig Salm, Chief Legal Officer

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

EXHIBIT A

[***]

Certain confidential information contained in this document, marked by [***], has been omitted because the Registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Exhibit 99.3

APPENDIX I

[***]